Exhibit 2

Unaudited Condensed Consolidated Interim Financial Statements of WPP plc for the six months ended

30 June 2016 and 2015 and the year ended 31 December 2015

WPP plc

Unaudited condensed consolidated interim income statement

for the six months ended 30 June 2016 and 2015 and the year ended 31 December 2015

	Notes	Six months ended 30 June 2016 £m	Six months ended 30 June 2015 £m	Year ended 31 December 2015 £m
Revenue	6	6,536.5	5,839.4	12,235.2
Direct costs		(942.7)	(798.7)	(1,710.9)
Net sales	6	5,593.8	5,040.7	10,524.3
Operating costs	4	(5,040.2)	(4,251.8)	(8,892.3)
Operating profit		553.6	788.9	1,632.0
Share of results of associates	4	15.9	16.0	47.0
Profit before interest and taxation		569.5	804.9	1,679.0
Finance income	5	43.1	38.1	72.4
Finance costs	5	(122.1)	(111.5)	(224.1)
Revaluation of financial instruments	5	(65.4)	(21.8)	(34.7)
Profit before taxation		425.1	709.7	1,492.6
Taxation	7	(143.1)	(108.6)	(247.5)
Profit for the period		282.0	601.1	1,245.1

Attributable to:
Equity holders of the parent		245.8	566.2	1,160.2
Non-controlling interests		36.2	34.9	84.9
		282.0	601.1	1,245.1
Earnings per share
Basic earnings per ordinary share	9	19.1p	43.7p	90.0p
Diluted earnings per ordinary share	9	18.9p	43.0p	88.4p

Note

The accompanying notes form an integral part of this unaudited condensed consolidated interim income statement.

WPP plc

Unaudited condensed consolidated interim statement of comprehensive income for the six months ended 30 June 2016 and 2015 and the year ended 31 December 2015

	Six months ended 30 June 2016 £m	Six months ended 30 June 2015 £m	Year ended 31 December 2015 £m
Profit for the period	282.0	601.1	1,245.1
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	990.9	(316.0)	(275.9)
(Loss)/gain on revaluation of available for sale investments	(1.4)	(2.1)	206.0
	989.5	(318.1)	(69.9)
Items that will not be reclassified subsequently to profit or loss:
Actuarial gain on defined benefit pension plans	—	—	33.5
Deferred tax on defined benefit pension plans	—	—	(5.2)
	—	—	28.3
Other comprehensive income/(loss) relating to the period	989.5	(318.1)	(41.6)
Total comprehensive income relating to the period	1,271.5	283.0	1,203.5

Attributable to:
Equity holders of the parent	1,199.7	257.0	1,121.6
Non-controlling interests	71.8	26.0	81.9
	1,271.5	283.0	1,203.5

Note

The accompanying notes form an integral part of this unaudited condensed consolidated interim statement of comprehensive income.

WPP plc

Unaudited condensed consolidated interim cash flow statement for the six months ended 30 June 2016 and 2015 and the year ended 31 December 2015

	Notes	Six months ended 30 June 2016 £m	Six months ended 30 June 2015 £m	Year ended 31 December 2015 £m
Net cash inflow/(outflow) from operating activities	10	66.2	(180.7)	1,359.9
Investing activities
Acquisitions and disposals	10	(182.8)	(459.3)	(669.5)
Purchase of property, plant and equipment		(126.7)	(73.1)	(210.3)
Purchase of other intangible assets (including capitalised computer software)		(15.9)	(17.0)	(36.1)
Proceeds on disposal of property, plant and equipment		9.7	11.2	13.4
Net cash outflow from investing activities		(315.7)	(538.2)	(902.5)
Financing activities
Share option proceeds		5.3	5.4	27.6
Cash consideration for non-controlling interests	10	(43.4)	(7.9)	(23.6)
Share repurchases and buybacks	10	(196.8)	(405.4)	(587.6)
Net (decrease)/increase in borrowings	10	(62.9)	141.1	492.0
Financing and share issue costs		(0.5)	(9.0)	(11.4)
Equity dividends paid		—	—	(545.8)
Dividends paid to non-controlling interests in subsidiary undertakings		(35.0)	(25.7)	(55.2)
Net cash outflow from financing activities		(333.3)	(301.5)	(704.0)
Net decrease in cash and cash equivalents		(582.8)	(1,020.4)	(246.6)
Translation differences		237.3	(39.9)	(54.4)
Cash and cash equivalents at beginning of period		1,946.6	2,247.6	2,247.6
Cash and cash equivalents at end of period	10	1,601.1	1,187.3	1,946.6

Note

The accompanying notes form an integral part of this unaudited condensed consolidated interim cash flow statement.

WPP plc

Unaudited condensed consolidated interim balance sheet

as at 30 June 2016 and 2015 and 31 December 2015

	Notes	30 June 2016 £m	30 June 2015 £m	31 December 2015 £m
Non-current assets
Intangible assets:
Goodwill	12	12,293.5	10,057.3	10,670.6
Other	13	2,036.7	1,714.2	1,715.4
Property, plant and equipment		925.9	731.1	797.7
Interests in associates and joint ventures		690.8	694.3	758.6
Other investments		1,303.7	920.9	1,158.7
Deferred tax assets[1]		94.0	107.6	94.1
Trade and other receivables	14	254.9	141.9	178.7
		17,599.5	14,367.3	15,373.8

Current assets
Inventory and work in progress		408.8	321.7	329.0
Corporate income tax recoverable		224.2	168.1	168.6
Trade and other receivables	14	11,751.1	9,985.0	10,495.4
Cash and short-term deposits		2,147.4	1,353.0	2,382.4
		14,531.5	11,827.8	13,375.4

Current liabilities
Trade and other payables	15	(13,868.2)	(11,359.8)	(12,685.0)
Corporate income tax payable[2]		(584.0)	(571.9)	(598.5)
Bank overdrafts and loans		(1,057.2)	(518.7)	(932.0)
		(15,509.4)	(12,450.4)	(14,215.5)
Net current liabilities		(977.9)	(622.6)	(840.1)
Total assets less current liabilities		16,621.6	13,744.7	14,533.7

Non-current liabilities
Bonds and bank loans		(5,339.1)	(4,217.0)	(4,661.2)
Trade and other payables	16	(1,122.0)	(707.5)	(891.5)
Deferred tax liabilities[1]		(713.0)	(556.1)	(552.3)
Provisions for post-employment benefits		(260.4)	(283.3)	(229.3)
Provisions for liabilities and charges		(208.9)	(173.2)	(183.6)
		(7,643.4)	(5,937.1)	(6,517.9)
Net assets		8,978.2	7,807.6	8,015.8

Equity
Called-up share capital	17	133.0	132.7	132.9
Share premium account		540.5	513.3	535.3
Shares to be issued		—	0.1	—
Other reserves		824.4	(226.0)	(9.7)
Own shares		(760.7)	(572.2)	(719.6)
Retained earnings		7,782.5	7,619.6	7,698.5
Equity share owners’ funds		8,519.7	7,467.5	7,637.4
Non-controlling interests		458.5	340.1	378.4
Total equity		8,978.2	7,807.6	8,015.8

Notes

The accompanying notes form an integral part of this unaudited condensed consolidated interim balance sheet.

[1]	The Group has restated the balance sheet as at 30 June 2015 to reduce both the deferred tax assets and the deferred tax liabilities by £140.7 million. This is consistent with the current period presentation.
[2]	The Group has restated the balance sheet as at 30 June 2015 to reclassify £533.6 million of corporate income tax payable from non-current liabilities to current liabilities. This is consistent with the current period presentation.

WPP plc

Unaudited condensed consolidated interim statement of changes in equity for the six months ended 30 June 2016, 31 December 2015, and 30 June 2015

	Called-up share capital £m	Share premium account £m	Shares to be issued £m	Other reserves £m	Own shares £m	Retained earnings £m	Total equity share owners’ funds £m	Non- controlling interests £m	Total £m
Balance at 1 January 2015	132.6	508.0	0.3	36.2	(283.7)	7,106.7	7,500.1	326.7	7,826.8
Ordinary shares issued	0.1	5.3	(0.2)	—	—	0.1	5.3	—	5.3
Treasury share additions	—	—	—	—	(345.7)	—	(345.7)	—	(345.7)
Treasury share allocations	—	—	—	—	3.1	(3.1)	—	—	—
Net profit for the period	—	—	—	—	—	566.2	566.2	34.9	601.1
Exchange adjustments on foreign currency net investments	—	—	—	(307.1)	—	—	(307.1)	(8.9)	(316.0)
Loss on revaluation of available for sale investments	—	—	—	(2.1)	—	—	(2.1)	—	(2.1)
Comprehensive (loss)/ income	—	—	—	(309.2)	—	566.2	257.0	26.0	283.0
Dividends paid	—	—	—	—	—	—	—	(25.7)	(25.7)
Non-cash share-based incentive plans (including stock options)	—	—	—	—	—	48.5	48.5	—	48.5
Tax adjustment on share-based payments	—	—	—	—	—	21.8	21.8	—	21.8
Net movement in own shares held by ESOP Trusts	—	—	—	—	54.1	(113.8)	(59.7)	—	(59.7)
Recognition/remeasurement of financial instruments	—	—	—	(33.0)	—	0.4	(32.6)	—	(32.6)
Share purchases—close period commitments	—	—	—	80.0	—	2.9	82.9	—	82.9
Acquisition of subsidiaries[1]	—	—	—	—	—	(10.1)	(10.1)	13.1	3.0
Balance at 30 June 2015	132.7	513.3	0.1	(226.0)	(572.2)	7,619.6	7,467.5	340.1	7,807.6
Ordinary shares issued	0.2	22.0	(0.1)	—	—	0.1	22.2	—	22.2
Treasury share additions	—	—	—	—	(60.3)	—	(60.3)	—	(60.3)
Treasury share allocations	—	—	—	—	0.5	(0.5)	—	—	—
Net profit for the period	—	—	—	—	—	594.0	594.0	50.0	644.0
Exchange adjustments on foreign currency net investments	—	—	—	34.2	—	—	34.2	5.9	40.1
Gain on revaluation of available for sale investments	—	—	—	208.1	—	—	208.1	—	208.1
Actuarial gain on defined benefit pension plans	—	—	—	—	—	33.5	33.5	—	33.5
Deferred tax on defined benefit pension plans	—	—	—	—	—	(5.2)	(5.2)	—	(5.2)
Comprehensive income	—	—	—	242.3	—	622.3	864.6	55.9	920.5
Dividends paid	—	—	—	—	—	(545.8)	(545.8)	(29.5)	(575.3)
Non-cash share-based incentive plans (including stock options)	—	—	—	—	—	50.5	50.5	—	50.5
Tax adjustment on share-based payments	—	—	—	—	—	(3.8)	(3.8)	—	(3.8)
Net movement in own shares held by ESOP Trusts	—	—	—	—	(87.6)	(34.3)	(121.9)	—	(121.9)
Recognition/remeasurement of financial instruments	—	—	—	(26.0)	—	(1.1)	(27.1)	—	(27.1)
Acquisition of subsidiaries[1]	—	—	—	—	—	(8.5)	(8.5)	11.9	3.4
Balance at 31 December 2015	132.9	535.3	—	(9.7)	(719.6)	7,698.5	7,637.4	378.4	8,015.8
Ordinary shares issued	0.1	5.2	—	—	—	—	5.3	—	5.3
Treasury share additions	—	—	—	—	(148.5)	—	(148.5)	—	(148.5)
Treasury share allocations	—	—	—	—	3.5	(3.5)	—	—	—
Net profit for the period	—	—	—	—	—	245.8	245.8	36.2	282.0
Exchange adjustments on foreign currency net investments	—	—	—	955.3	—	—	955.3	35.6	990.9
Loss on revaluation of available for sale investments	—	—	—	(1.4)	—	—	(1.4)	—	(1.4)
Comprehensive income	—	—	—	953.9	—	245.8	1,199.7	71.8	1,271.5
Dividends paid	—	—	—	—	—	—	—	(35.0)	(35.0)
Non-cash share-based incentive plans (including share options)	—	—	—	—	—	52.0	52.0	—	52.0
Tax adjustments on share-based payments	—	—	—	—	—	(37.8)	(37.8)	—	(37.8)
Net movement in own shares held by ESOP Trusts	—	—	—	—	103.9	(152.2)	(48.3)	—	(48.3)
Recognition/remeasurement of financial instruments	—	—	—	(2.3)	—	24.4	22.1	—	22.1
Share purchases-close period commitments	—	—	—	(117.5)	—	—	(117.5)	—	(117.5)
Acquisition of subsidiaries[1]	—	—	—	—	—	(44.7)	(44.7)	43.3	(1.4)
Balance at 30 June 2016	133.0	540.5	—	824.4	(760.7)	7,782.5	8,519.7	458.5	8,978.2

Note

The accompanying notes form an integral part of this unaudited condensed consolidated interim statement of changes in equity.

1 Acquisition of subsidiaries represents movements in retained earnings and non-controlling interests arising from changes in ownership of existing subsidiaries and recognition of non-controlling interests on new acquisitions.

Notes to the unaudited condensed consolidated interim financial statements

1.	Basis of accounting

The unaudited condensed consolidated interim financial statements are prepared under the historical cost convention, except for the revaluation of certain financial instruments as disclosed in our accounting policies.

2.	Accounting policies

The unaudited condensed consolidated interim financial statements comply with the recognition and measurement criteria of International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB), IAS 34 Interim Financial Reporting and with the accounting policies of the Group which were set out on pages F-2 to F-7 of the 2015 Annual Report on Form 20-F. No changes have been made to the Group’s accounting policies in the period ended 30 June 2016.

The announcement of the interim results was approved by the board of directors on 24 August 2016.

3.	Currency conversion

The presentation currency of the Group is pound sterling and the unaudited condensed consolidated interim financial statements have been prepared on this basis. The 2016 unaudited condensed consolidated interim income statement is prepared using, among other currencies, average exchange rates of US$1.4330 to the pound (period ended 30 June 2015: US$1.5239; year ended 31 December 2015: US$1.5288) and €1.2838 to the pound (period ended 30 June 2015: €1.3659; year ended 31 December 2015: €1.3782). The unaudited condensed consolidated interim balance sheet as at 30 June 2016 has been prepared using the exchange rates on that day of US$1.3268 to the pound (30 June 2015: US$1.5725; 31 December 2015: US$1.4734 ) and €1.1982 to the pound (30 June 2015: €1.4100; 31 December 2015: €1.3559).

4.	Operating costs and share of results of associates

	Six months ended 30 June 2016	Six months ended 30 June 2015	Year ended 31 December 2015
	£m	£m	£m
Staff costs	3,656.8	3,303.2	6,652.6
Establishment costs	395.2	358.8	726.3
Other operating costs	988.2	589.8	1,513.4
Total operating costs	5,040.2	4,251.8	8,892.3

Staff costs include:

	Six months ended 30 June 2016	Six months ended 30 June 2015	Year ended 31 December 2015
	£m	£m	£m
Wages and salaries	2,520.4	2,277.8	4,578.4
Cash-based incentive plans	69.6	63.1	231.8
Share-based incentive plans	52.0	48.5	99.0
Social security costs	324.6	302.3	578.4
Pension costs	85.2	81.5	160.0
Severance	29.7	15.9	24.0
Other staff costs	575.3	514.1	981.0
	3,656.8	3,303.2	6,652.6
Staff cost to net sales ratio	65.4%	65.5%	63.2%

Notes to the unaudited condensed consolidated interim financial statements (continued)

4.	Operating costs and share of results of associates (continued)

Other operating costs include:

	Six months ended 30 June 2016	Six months ended 30 June 2015	Year ended 31 December 2015
	£m	£m	£m
Amortisation and impairment of acquired intangible assets	77.6	66.7	140.1
Goodwill impairment	—	—	15.1
Gains on disposal of investments and subsidiaries	(19.5)	(91.9)	(131.0)
Losses/(gains) on remeasurement of equity interest on acquisition of controlling interest	38.9	(140.2)	(165.0)
Investment write-downs	83.3	—	78.7
Restructuring costs	10.5	21.2	106.2
IT asset write-downs	—	—	29.1

Losses on remeasurement of equity interest on acquisition of controlling interest in 2016 primarily comprise losses of £24.0 million in relation to the merger of most of the Group’s Australian and New Zealand assets with STW Communications Group Limited in Australia. The re-named WPP AUNZ became a listed subsidiary of the Group on 8 April 2016.

Gains on remeasurement of equity interest on acquisition of controlling interest in 2015 primarily comprise gains of £131.7 million in relation to the acquisition of a majority stake in IBOPE in Latin America.

Investment write-downs in 2016 of £83.3 million primarily relate to comScore Inc, which has not released any financial statements in relation to its 2015 results due to an internal investigation by their Audit Committee. Following the announcement of this internal investigation, the market value of comScore Inc fell below the Group’s carrying value.

Gains on disposal of investments and subsidiaries in 2015 include £43.6 million of gains arising on the sale of certain Kantar internet measurement businesses to comScore Inc in consideration for newly issued equity in the buyer; £29.7 million of gains arising on the sale of the Group’s minority stake in eRewards; and, in the second half of 2015, £30.6 million of gains arising on the Group’s equity interest in Chime Communications plc following its acquisition by Providence Equity Partners in conjunction with WPP.

In 2016, restructuring costs of £10.5 million (period ended 30 June 2015: £21.2 million) predominantly comprise costs resulting from the project to transform and rationalise the Group’s IT services and infrastructure.

In the year ended 31 December 2015, restructuring costs of £106.2 million comprise £69.5 million of costs (including £52.0 million of severance costs) arising from a structural reassessment of certain of the Group’s operations, primarily in the mature markets of Western Europe; and £36.7 million of costs resulting from the project to transform and rationalise the Group’s IT services and infrastructure. In 2015, IT asset write-downs comprise £29.1 million of accelerated depreciation of IT assets in Asia and Europe.

Share of results of associates include:

	Six months ended 30 June 2016	Six months ended 30 June 2015	Year ended 31 December 2015
	£m	£m	£m
Share of profit before interest and taxation	39.0	39.2	95.2
Share of exceptional losses	(8.4)	(8.4)	(21.8)
Share of interest and non-controlling interests	(3.2)	(0.8)	(1.7)
Share of taxation	(11.5)	(14.0)	(24.7)
	15.9	16.0	47.0

Notes to the unaudited condensed consolidated interim financial statements (continued)

5.	Finance income, finance costs and revaluation of financial instruments

Finance income includes:

	Six months ended 30 June 2016	Six months ended 30 June 2015	Year ended 31 December 2015
	£m	£m	£m
Income from available for sale investments	9.6	10.2	18.9
Interest income	33.5	27.9	53.5
	43.1	38.1	72.4

Finance costs include:

	Six months ended 30 June 2016	Six months ended 30 June 2015	Year ended 31 December 2015
	£m	£m	£m
Net interest expense on pension plans	3.2	3.8	7.3
Interest on other long-term employee benefits	1.3	1.2	2.5
Interest payable and similar charges	117.6	106.5	214.3
	122.1	111.5	224.1

Revaluation of financial instruments include:

	Six months ended 30 June 2016	Six months ended 30 June 2015	Year ended 31 December 2015
	£m	£m	£m
Movements in fair value of treasury instruments	(3.9)	(5.9)	(3.7)
Movements in fair value of other derivatives	—	15.9	15.9
Revaluation of put options over non-controlling interests	(23.5)	(5.8)	(11.3)
Revaluation of payments due to vendors (earnout agreements)	(38.0)	(26.0)	(35.6)
	(65.4)	(21.8)	(34.7)

Notes to the unaudited condensed consolidated interim financial statements (continued)

6.	Segmental analysis

Reported contributions by operating sector were as follows:

	Six months ended 30 June 2016	Six months ended 30 June 2015	Year ended 31 December 2015
	£m	£m	£m

Revenue
Advertising and Media Investment Management	2,963.4	2,638.8	5,552.8
Data Investment Management	1,243.6	1,173.8	2,425.9
Public Relations & Public Affairs	499.2	458.7	945.8
Branding & Identity, Healthcare and Specialist Communications	1,830.3	1,568.1	3,310.7
	6,536.5	5,839.4	12,235.2

Net sales
Advertising and Media Investment Management	2,423.0	2,221.1	4,652.0
Data Investment Management	921.7	856.7	1,768.1
Public Relations & Public Affairs	490.4	450.3	929.7
Branding & Identity, Healthcare and Specialist Communications	1,758.7	1,512.6	3,174.5
	5,593.8	5,040.7	10,524.3

Headline PBIT[1]
Advertising and Media Investment Management	369.1	330.4	855.6
Data Investment Management	124.7	100.6	286.1
Public Relations & Public Affairs	70.6	66.0	155.4
Branding & Identity, Healthcare and Specialist Communications	204.3	172.1	476.9
	768.7	669.1	1,774.0

Net sales margin[2]	%	%	%
Advertising and Media Investment Management	15.2	14.9	18.4
Data Investment Management	13.5	11.7	16.2
Public Relations & Public Affairs	14.4	14.7	16.7
Branding & Identity, Healthcare and Specialist Communications	11.6	11.4	15.0
	13.7	13.3	16.9

Total assets
Advertising and Media Investment Management	15,150.7	12,363.6	12,911.4
Data Investment Management	4,046.0	3,703.9	3,713.3
Public Relations & Public Affairs	2,029.4	1,709.8	1,839.2
Branding & Identity, Healthcare and Specialist Communications	8,439.3	6,789.1	7,640.2
Segment assets	29,665.4	24,566.4	26,104.1
Unallocated corporate assets[3,4]	2,465.6	1,628.7	2,645.1
	32,131.0	26,195.1	28,749.2

Notes

[1]	A reconciliation from profit before interest and taxation to headline PBIT is provided in note 19.
[2]	Net sales margin is calculated as headline PBIT as a percentage of net sales.
[3]	Included in unallocated corporate assets and liabilities are corporate income tax, deferred tax and net interest-bearing debt.
[4]	The Group has restated the balance sheet as at 30 June 2015 to reduce both the deferred tax assets and the deferred tax liabilities by £140.7 million. This is consistent with the current period presentation.

Notes to the unaudited condensed consolidated interim financial statements (continued)

6.	Segmental analysis (continued)

Reported contributions by operating sector were as follows:

	Six months ended 30 June 2016	Six months ended 30 June 2015	Year ended 31 December 2015
	£m	£m	£m

Total liabilities
Advertising and Media Investment Management	(11,624.6)	(9,667.3)	(10,506.9)
Data Investment Management	(1,204.2)	(995.3)	(1,067.0)
Public Relations & Public Affairs	(473.5)	(355.6)	(425.1)
Branding & Identity, Healthcare and Specialist Communications	(2,157.2)	(1,505.6)	(1,990.4)
Segment liabilities	(15,459.5)	(12,523.8)	(13,989.4)
Unallocated corporate liabilities[1,2]	(7,693.3)	(5,863.7)	(6,744.0)
	(23,152.8)	(18,387.5)	(20,733.4)

Notes

[1]	Included in unallocated corporate assets and liabilities are corporate income tax, deferred tax and net interest-bearing debt.
[2]	The Group has restated the balance sheet as at 30 June 2015 to reduce both the deferred tax assets and the deferred tax liabilities by £140.7 million. This is consistent with the current period presentation.

Notes to the unaudited condensed consolidated interim financial statements (continued)

6.	Segmental analysis (continued)

Reported contributions by geographical area were as follows:

	Six months ended 30 June 2016	Six months ended 30 June 2015	Year ended 31 December 2015
	£m	£m	£m

Revenue
North America[1]	2,440.5	2,164.6	4,491.2
United Kingdom	927.0	860.0	1,777.4
Western Continental Europe	1,341.7	1,143.2	2,425.6
Asia Pacific, Latin America, Africa & Middle East and Central & Eastern Europe	1,827.3	1,671.6	3,541.0
	6,536.5	5,839.4	12,235.2

Net sales
North America[1]	2,103.2	1,877.2	3,882.3
United Kingdom	774.8	722.9	1,504.5
Western Continental Europe	1,112.0	964.8	2,016.2
Asia Pacific, Latin America, Africa & Middle East and Central & Eastern Europe	1,603.8	1,475.8	3,121.3
	5,593.8	5,040.7	10,524.3

Headline PBIT[2]
North America[1]	349.1	307.5	728.2
United Kingdom	97.8	92.0	243.1
Western Continental Europe	137.8	102.8	277.2
Asia Pacific, Latin America, Africa & Middle East and Central & Eastern Europe	184.0	166.8	525.5
	768.7	669.1	1,774.0

Net sales margin[3]	%	%	%
North America	16.6	16.4	18.8
United Kingdom	12.6	12.7	16.2
Western Continental Europe	12.4	10.7	13.7
Asia Pacific, Latin America, Africa & Middle East and Central & Eastern Europe	11.5	11.3	16.8
	13.7	13.3	16.9

Notes

[1]	North America includes the US with revenue of £2,320.8 million (period ended 30 June 2015: £2,048.3 million; year ended 31 December 2015: £4,257.4 million), net sales of £1,998.0 million (period ended 30 June 2015: £1,773.5 million; year ended 31 December 2015: £3,674.3 million) and headline PBIT of £334.4 million (period ended 30 June 2015: £295.0 million; year ended 31 December 2015: £697.3 million).
[2]	A reconciliation from profit before interest and taxation to headline PBIT is provided in note 19.
[3]	Net sales margin is calculated as headline PBIT as a percentage of net sales.

Notes to the unaudited condensed consolidated interim financial statements (continued)

7.	Taxation

The tax rate on profit before tax was 33.7% (30 June 2015: 15.3%; 31 December 2015: 16.6%). The increase in the tax rate was largely because certain exceptional losses in the period were not tax deductible compared to minimal tax on exceptional gains last year.

The tax charge comprises:

	Six months ended 30 June 2016	Six months ended 30 June 2015	Year ended 31 December 2015
	£m	£m	£m
Corporation tax
Current year	154.8	113.7	403.0
Prior years	(22.2)	9.2	(108.4)
	132.6	122.9	294.6
Deferred tax
Current year	2.4	(11.0)	(35.8)
Prior years	8.1	(3.3)	(11.3)
	10.5	(14.3)	(47.1)
Tax charge	143.1	108.6	247.5

8.	Ordinary dividends

The Board has recommended an interim dividend of 19.55p (2015: 15.91p) per ordinary share. This is expected to be paid on 7 November 2016 to share owners on the register at 7 October 2016. The Board recommended a final dividend of 28.78p per ordinary share in respect of 2015. This was paid on 4 July 2016.

9.	Earnings per share

Basic EPS

The calculation of basic EPS is as follows:

	Six months ended 30 June 2016	Six months ended 30 June 2015	Year ended 31 December 2015
Earnings[1] (£ million)	245.8	566.2	1,160.2
Average shares used in basic EPS calculation (million)	1,284.0	1,294.6	1,288.5
EPS	19.1p	43.7p	90.0p

Note

[1]	Earnings is equivalent to profit for the period attributable to equity holders of the parent.

Diluted EPS

The calculation of diluted EPS is as follows:

	Six months ended 30 June 2016	Six months ended 30 June 2015	Year ended 31 December 2015
Diluted earnings (£ million)	245.8	566.2	1,160.2
Shares used in diluted EPS calculation (million)	1,300.0	1,317.1	1,313.0
Diluted EPS	18.9p	43.0p	88.4p

Notes to the unaudited condensed consolidated interim financial statements (continued)

9.	Earnings per share (continued)

A reconciliation between the shares used in calculating basic and diluted EPS is as follows:

	Six months ended 30 June 2016	Six months ended 30 June 2015	Year ended 31 December 2015
	m	m	m
Average shares used in basic EPS calculation	1,284.0	1,294.6	1,288.5
Dilutive share options outstanding	2.2	3.2	3.5
Other potentially issuable shares	13.8	19.3	21.0
Shares used in diluted EPS calculation	1,300.0	1,317.1	1,313.0

At 30 June 2016 there were 1,330,032,727 ordinary shares in issue.

10.	Analysis of cash flows

The following tables analyse the items included within the main cash flow headings on page 3:

Net cash inflow/(outflow) from operating activities:

	Six months ended 30 June 2016	Six months ended 30 June 2015	Year ended 31 December 2015
	£m	£m	£m
Profit for the period	282.0	601.1	1,245.1
Taxation	143.1	108.6	247.5
Revaluation of financial instruments	65.4	21.8	34.7
Finance costs	122.1	111.5	224.1
Finance income	(43.1)	(38.1)	(72.4)
Share of results of associates	(15.9)	(16.0)	(47.0)
Non-cash share-based incentive plans (including share options)	52.0	48.5	99.0
Depreciation of property, plant and equipment	102.6	97.5	194.7
Goodwill impairment	—	—	15.1
Amortisation and impairment of acquired intangible assets	77.6	66.7	140.1
Amortisation of other intangible assets	17.9	15.4	33.7
Investment write-downs	83.3	—	78.7
Gains on disposal of investments and subsidiaries	(19.5)	(91.9)	(131.0)
Losses/(gains) on remeasurement of equity interest on acquisition of controlling interest	38.9	(140.2)	(165.0)
Losses/(gains) on sale of property, plant and equipment	0.2	(0.1)	1.1
Movements in working capital and provisions[1]	(555.8)	(772.2)	(164.1)
Corporation and overseas tax paid	(249.5)	(165.0)	(301.2)
Interest and similar charges paid	(116.7)	(110.0)	(212.0)
Interest received	35.3	28.6	61.3
Investment income	9.6	3.0	4.9
Dividends received from associates	36.7	50.1	72.6
	66.2	(180.7)	1,359.9

Note

[1]	The Group typically experiences an outflow of working capital in the first half of the financial year and an inflow in the second half. This is primarily due to the seasonal nature of working capital flows associated with its media buying activities on behalf of clients.

Notes to the unaudited condensed consolidated interim financial statements (continued)

10.	Analysis of cash flows (continued)

Acquisitions and disposals:

	Six months ended 30 June 2016	Six months ended 30 June 2015	Year ended 31 December 2015
	£m	£m	£m
Initial cash consideration	(108.3)	(307.8)	(463.5)
Cash and cash equivalents acquired (net)	37.9	19.2	57.7
Earnout payments	(20.5)	(10.9)	(43.9)
Purchase of other investments (including associates)	(121.9)	(201.7)	(283.2)
Proceeds on disposal of investments and subsidiaries	30.0	41.9	63.4
Acquisitions and disposals	(182.8)	(459.3)	(669.5)
Cash consideration for non-controlling interests	(43.4)	(7.9)	(23.6)
Net acquisition payments and investments	(226.2)	(467.2)	(693.1)

Share repurchases and buybacks:

	Six months ended 30 June 2016	Six months ended 30 June 2015	Year ended 31 December 2015
	£m	£m	£m
Purchase of own shares by ESOP Trusts	(48.3)	(59.7)	(181.6)
Shares purchased into treasury	(148.5)	(345.7)	(406.0)
	(196.8)	(405.4)	(587.6)

Net (decrease)/increase in borrowings:

	Six months ended 30 June 2016	Six months ended 30 June 2015	Year ended 31 December 2015
	£m	£m	£m
Increase in drawings on bank loans	329.2	197.7	128.9
Repayment of €498 million bonds	(392.1)	—	—
Proceeds from issues of €600 million bonds	—	439.0	858.7
Repayment of €500 million bonds	—	(481.9)	(481.9)
Premium on exchange of €252 million bonds	—	(13.7)	(13.7)
	(62.9)	141.1	492.0

Notes to the unaudited condensed consolidated interim financial statements (continued)

10.	Analysis of cash flows (continued)

Cash and cash equivalents:

	Six months ended 30 June 2016	Six months ended 30 June 2015	Year ended 31 December 2015
	£m	£m	£m
Cash at bank and in hand	1,985.7	1,206.9	2,227.8
Short-term bank deposits	161.7	146.1	154.6
Overdrafts[1]	(546.3)	(165.7)	(435.8)
	1,601.1	1,187.3	1,946.6

Note

[1]	Bank overdrafts are included in cash and cash equivalents because they form an integral part of the Group’s cash management.

11.	Debt financing

The Group estimates that the fair value of corporate bonds is £5,633.0 million at 30 June 2016 (30 June 2015: £4,611.9 million; 31 December 2015: £5,207.4 million). The Group considers that the carrying amount of bank loans approximates their fair value.

The following table is an analysis of future anticipated cash flows in relation to the Group’s debt, on an undiscounted basis which, therefore, differs from the carrying value:

	30 June 2016	30 June 2015	31 December 2015
	£m	£m	£m
Within one year	(678.4)	(528.7)	(541.7)
Between one and two years	(365.2)	(550.0)	(548.2)
Between two and three years	(361.9)	(308.4)	(325.4)
Between three and four years	(652.8)	(129.2)	(581.6)
Between four and five years	(343.0)	(129.2)	(335.0)
Over five years	(5,258.1)	(4,682.5)	(4,459.5)
Debt financing (including interest) under the Revolving Credit Facility and in relation to unsecured loan notes	(7,659.4)	(6,328.0)	(6,791.4)
Short-term overdrafts – within one year	(546.3)	(165.7)	(435.8)
Future anticipated cash flows	(8,205.7)	(6,493.7)	(7,227.2)
Effect of discounting/financing rates	1,809.4	1,758.0	1,634.0
Debt financing	(6,396.3)	(4,735.7)	(5,593.2)

12.	Goodwill and acquisitions

Goodwill in relation to subsidiary undertakings increased by £1,622.9 million (30 June 2015: £77.9 million) in the period. This movement primarily relates to the effect of currency translation and also includes both goodwill arising on acquisitions completed in the period and adjustments to goodwill relating to acquisitions completed in prior years.

The contribution to revenue and operating profit of acquisitions completed in the period was not material. There were no material acquisitions completed during the period or between 30 June 2016 and the date the interim financial statements were approved.

Notes to the unaudited condensed consolidated interim financial statements (continued)

13.	Other intangible assets

The following are included in other intangibles:

	30 June 2016	30 June 2015	31 December 2015
	£m	£m	£m
Brands with an indefinite useful life	1,083.4	937.4	968.1
Acquired intangibles	846.8	674.3	667.6
Other (including capitalised computer software)	106.5	102.5	79.7
	2,036.7	1,714.2	1,715.4

14.	Trade and other receivables

Amounts falling due within one year:

	30 June 2016	30 June 2015	31 December 2015
	£m	£m	£m
Trade receivables	7,340.2	6,109.2	6,799.4
VAT and sales taxes recoverable	146.5	122.3	154.9
Prepayments	363.3	369.5	235.0
Accrued income	3,412.8	2,805.2	2,853.8
Fair value of derivatives	15.2	1.2	4.6
Other debtors	473.1	577.6	447.7
	11,751.1	9,985.0	10,495.4

Amounts falling due after more than one year:

	30 June 2016	30 June 2015	31 December 2015
	£m	£m	£m
Prepayments	3.5	1.7	1.5
Accrued income	14.5	11.8	5.8
Other debtors	172.1	98.6	131.7
Fair value of derivatives	64.8	29.8	39.7
	254.9	141.9	178.7

The Group considers that the carrying amount of trade and other receivables approximates their fair value.

15.	Trade and other payables: amounts falling due within one year

	30 June 2016	30 June 2015	31 December 2015
	£m	£m	£m
Trade payables	9,379.8	7,764.4	8,538.3
Deferred income	1,216.4	1,017.4	1,081.0
Payments due to vendors (earnout agreements)	234.6	102.8	126.0
Liabilities in respect of put option agreements with vendors	49.5	43.0	51.1
Fair value of derivatives	6.4	0.8	0.7
Share purchases – close period commitments	119.6	—	—
Other creditors and accruals	2,861.9	2,431.4	2,887.9
	13,868.2	11,359.8	12,685.0

The Group considers that the carrying amount of trade and other payables approximates their fair value.

Notes to the unaudited condensed consolidated interim financial statements (continued)

16.	Trade and other payables: amounts falling due after more than one year

	30 June 2016	30 June 2015	31 December 2015
	£m	£m	£m
Payments due to vendors (earnout agreements)	651.7	321.8	455.3
Liabilities in respect of put option agreements with vendors	223.3	163.8	183.3
Fair value of derivatives	1.3	3.2	2.3
Other creditors and accruals	245.7	218.7	250.6
	1,122.0	707.5	891.5

The Group considers that the carrying amount of trade and other payables approximates their fair value.

The following table sets out payments due to vendors, comprising deferred consideration and the directors’ best estimates of future earnout-related obligations:

	30 June 2016	30 June 2015	31 December 2015
	£m	£m	£m
Within one year	234.6	102.8	126.0
Between 1 and 2 years	153.1	87.3	104.9
Between 2 and 3 years	168.7	68.8	105.1
Between 3 and 4 years	174.3	63.6	110.9
Between 4 and 5 years	121.1	67.7	122.5
Over 5 years	34.5	34.4	11.9
	886.3	424.6	581.3

The Group’s approach to payments due to vendors is outlined in note 21.

The following table sets out the movements of deferred and earnout related obligations during the period:

	Six months ended 30 June 2016	Six months ended 30 June 2015	Year ended 31 December 2015
	£m	£m	£m
At the beginning of the period	581.3	311.4	311.4
Earnouts paid	(20.5)	(10.9)	(43.9)
New acquisitions	185.3	92.7	262.2
Revision of estimates taken to goodwill	38.9	19.5	19.9
Revaluation of payments due to vendors (note 5)	38.0	26.0	35.6
Exchange adjustments	63.3	(14.1)	(3.9)
At the end of the period	886.3	424.6	581.3

The Group does not consider there to be any material contingent liabilities as at 30 June 2016.

17.	Issued share capital – movement in the period

	Six months ended 30 June 2016	Six months ended 30 June 2015	Year ended 31 December 2015
Number of equity ordinary shares	m	m	m
At the beginning of the period	1,329.4	1,325.7	1,325.7
Exercise of share options	0.6	0.9	3.7
At the end of the period	1,330.0	1,326.6	1,329.4

Notes to the unaudited condensed consolidated interim financial statements (continued)

18.	Related party transactions

From time to time the Group enters into transactions with its associate undertakings. These transactions were not material for any of the periods presented.

19.	Reconciliation of profit before interest and taxation to headline PBIT

	Six months ended 30 June 2016	Six months ended 30 June 2015	Year ended 31 December 2015
	£m	£m	£m
Profit before interest and taxation	569.5	804.9	1,679.0
Amortisation and impairment of acquired intangible assets	77.6	66.7	140.1
Goodwill impairment	—	—	15.1
Gains on disposal of investments and subsidiaries	(19.5)	(91.9)	(131.0)
Losses/(gains) on remeasurement of equity interest on acquisition of controlling interest	38.9	(140.2)	(165.0)
Investment write-downs	83.3	—	78.7
Restructuring costs	10.5	21.2	106.2
IT asset write downs	—	—	29.1
Share of exceptional losses of associates	8.4	8.4	21.8
Headline PBIT	768.7	669.1	1,774.0
Net sales margin (Headline PBIT as a percentage of net sales)	13.7%	13.3%	16.9%

20.	Going concern and risk management policies

In considering going concern and liquidity risk, the directors have reviewed the Group’s future cash requirements and earnings projections. The directors believe these forecasts have been prepared on a prudent basis and have also considered the impact of a range of potential changes to trading performance. The directors have concluded that the Group should be able to operate within its current facilities and comply with its banking covenants for the foreseeable future and therefore believe it is appropriate to prepare the financial statements of the Group on a going concern basis.

Notes to the unaudited condensed consolidated interim financial statements (continued)

20.	Going concern and risk management policies (continued)

At 30 June 2016, the Group has access to £7.4 billion of committed facilities with maturity dates spread over the years 2017 to 2043 as illustrated below:

	Maturity by year
		2017	2018	2019	2020	2021+
	£m	£m	£m	£m	£m	£m
US bond $500m (5.625% ’43)	376.8					376.8
US bond $300m (5.125% ’42)	226.1					226.1
Eurobonds €600m (1.625% ’30)	500.8					500.8
Eurobonds €750m (2.25% ’26)	625.9					625.9
US bond $750m (3.75% ’24)	565.3					565.3
Eurobonds €750m (3.0% ’23)	625.9					625.9
US bond $500m (3.625% ’22)	376.8					376.8
US bond $812m (4.75% ’21)	612.3					612.3
Bank revolver ($2,500m)	1,884.2					1,884.2
£ bonds £200m (6.375% ’20)	200.0				200.0
Eurobonds €600m (0.75% ’19)	500.8			500.8
Bank revolver (A$520m)	291.8			291.8
Eurobonds €252m (0.43% ’18)	210.2		210.2
£ bonds £400m (6.0% ’17)	400.0	400.0
Total committed facilities available	7,396.9	400.0	210.2	792.6	200.0	5,794.1
Drawn down facilities at 30 June 2016	5,766.7	400.0	210.2	708.4	200.0	4,248.1
Undrawn committed credit facilities	1,630.2

Given the strong cash generation of the business, its debt maturity profile and available facilities, the directors believe the Group has sufficient liquidity to match its requirements for the foreseeable future.

Treasury management

The Group’s treasury activities are principally concerned with monitoring of working capital, managing external and internal funding requirements and monitoring and managing financial market risks, in particular risks from movements in interest and foreign exchange rates.

The Group’s risk management policies relating to foreign currency risk, interest rate risk, liquidity risk, capital risk and credit risk are presented in the notes to the consolidated financial statements of the 2015 Annual Report on Form 20-F and in the opinion of the Board remain relevant for the remaining six months of the year.

21.	Financial instruments

The fair values of financial assets and liabilities are based on quoted market prices where available. Where the market value is not available, the Group has estimated relevant fair values on the basis of publicly available information from outside sources or on the basis of discounted cash flow models where appropriate.

The following table provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into levels 1 to 3 based on the degree to which the fair value is observable:

Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 fair value measurements are those derived from inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices);

Notes to the unaudited condensed consolidated interim financial statements (continued)

21.	Financial instruments (continued)

Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

	Level 1	Level 2	Level 3
	£m	£m	£m
30 June 2016
Derivatives in designated hedge relationships
Derivative assets	—	69.5	—
Derivative liabilities	—	(0.4)	—
Held for trading
Derivative assets	—	10.5	—
Derivative liabilities	—	(7.3)	—
Share purchases – close period commitments	(119.6)	—	—
Payments due to vendors (earnout agreements) (note 16)	—	—	(886.3)
Liabilities in respect of put options	—	—	(272.8)
Available for sale
Other investments	310.8	—	992.9

Reconciliation of level 3 fair value measurements1:

	Liabilities in respect of put options	Other investments
	£m	£m
1 January 2016	(234.4)	847.3
Losses recognised in the income statement	(23.5)	—
Gains recognised in other comprehensive income	—	17.1
Exchange adjustments	(37.0)	94.7
Additions	(14.6)	37.2
Disposals	—	(3.4)
Settlements	36.7	—
30 June 2016	(272.8)	992.9

Note

[1]	Payments due to vendors (earnout agreements) are reconciled in note 16.

Payments due to vendors and liabilities in respect of put options

Future anticipated payments due to vendors in respect of contingent consideration (earnout agreements) are recorded at fair value, which is the present value of the expected cash outflows of the obligations. Liabilities in respect of put option agreements are initially recorded at the present value of the redemption amount in accordance with IAS 32 and subsequently measured at fair value in accordance with IAS 39. Both types of obligations are dependent on the future financial performance of the entity and it is assumed that future profits are in line with directors’ estimates. The directors derive their estimates from internal business plans together with financial due diligence performed in connection with the acquisition. At 30 June 2016, the weighted average growth rate in estimating future financial performance was 23.3%, which reflects the prevalence of recent acquisitions in the faster growing markets and new media sectors. The risk adjusted discount rate applied to these obligations at 30 June 2016 was 1.1%.

A one percentage point increase or decrease in the growth rate in estimated future financial performance would increase or decrease the combined liabilities due to earnout agreements and put options by approximately £14.2 million and £20.8 million, respectively. A 0.5 percentage point increase or decrease in the risk adjusted discount rate would decrease or increase the combined liabilities by approximately £15.1 million and £15.5 million, respectively. An increase in the liability would result in a loss in the revaluation of financial instruments (note 5), while a decrease would result in a gain.

Notes to the unaudited condensed consolidated interim financial statements (continued)

21.	Financial instruments (continued)

Other investments

Other investments included in level 1 are based on quoted market prices. Other investments included in level 3 are unlisted securities, where market value is not readily available. The Group has estimated relevant fair values on the basis of publicly available information from outside sources or on the basis of discounted cash flow models where appropriate. The sensitivity to changes in unobservable inputs is specific to each individual investment.

22.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, and WPP Jubilee Limited as subsidiary guarantors

WPP Finance 2010 has in issue $500 million of 3.625% bonds due September 2022, $300 million of 5.125% bonds due September 2042 and $812 million of 4.75% bonds due November 2021 with WPP plc as parent guarantor and WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited and WPP Jubilee Limited as subsidiary guarantors.

The issuer and guarantors of the bonds (issuer and subsidiary guarantors are 100% owned by WPP plc) are each subject to the reporting requirements under section 15(d) of the Securities Exchange Act of 1934. In accordance with SEC Regulation S-X Rule 3-10, condensed consolidating financial information containing financial information for WPP Finance 2010 and the guarantors is presented beginning on page 22. Condensed consolidating financial information is prepared in accordance with IFRS as issued by the IASB, except to the extent that, in the parent company, subsidiary issuer and subsidiary guarantors columns investments in subsidiaries are accounted for under the equity method of accounting. Under the equity method, earnings of subsidiaries are reflected as “share of results of subsidiaries” in the income statement and as “investment in subsidiaries” in the balance sheet, as required by the SEC.

In the event that WPP Finance 2010 fails to pay the holders of the securities, thereby requiring WPP plc, WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited or WPP Jubilee Limited to make payment pursuant to the terms of their full and unconditional, and joint and several guarantee of those securities, there is no impediment to WPP plc, WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited or WPP Jubilee Limited in obtaining reimbursement for any such payments from WPP Finance 2010.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, and WPP Jubilee Limited as subsidiary guarantors (continued)

Condensed consolidating income statement information

For the six months ended 30 June 2016, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	6,536.5	—	6,536.5
Direct costs	—	—	—	(942.7)	—	(942.7)
Net sales	—	—	—	5,593.8	—	5,593.8
Operating costs	7.6	(566.7)	(0.1)	(4,481.0)	—	(5,040.2)
Operating profit/(loss)	7.6	(566.7)	(0.1)	1,112.8	—	553.6
Share of results of subsidiaries	293.3	953.8	—	—	(1,247.1)	—
Share of results of associates	—	—	—	15.9	—	15.9
Profit/(loss) before interest and taxation	300.9	387.1	(0.1)	1,128.7	(1.247.1)	569.5
Finance income	—	15.6	47.1	111.9	(131.5)	43.1
Finance costs	(53.0)	(109.4)	(46.8)	(44.4)	131.5	(122.1)
Revaluation of financial instruments	(2.1)	—	—	(63.3)	—	(65.4)
Profit before taxation	245.8	293.3	0.2	1,132.9	(1,247.1)	425.1
Taxation	—	—	—	(143.1)	—	(143.1)
Profit for the period	245.8	293.3	0.2	989.8	(1,247.1)	282.0

Attributable to:
Equity holders of the parent	245.8	293.3	0.2	953.6	(1,247.1)	245.8
Non-controlling interests	—	—	—	36.2	—	36.2
	245.8	293.3	0.2	989.8	(1,247.1)	282.0

For the six months ended 30 June 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	5,839.4	—	5,839.4
Direct costs	—	—	—	(798.7)	—	(798.7)
Net sales	—	—	—	5,040.7	—	5,040.7
Operating costs	10.8	151.9	(0.1)	(4,414.4)	—	(4,251.8)
Operating profit/(loss)	10.8	151.9	(0.1)	626.3	—	788.9
Share of results of subsidiaries	652.4	549.3	—	—	(1,201.7)	—
Share of results of associates	—	—	—	16.0	—	16.0
Profit/(loss) before interest and taxation	663.2	701.2	(0.1)	642.3	(1,201.7)	804.9
Finance income	1.1	10.7	44.2	75.6	(93.5)	38.1
Finance costs	(94.0)	(62.6)	(43.8)	(4.6)	93.5	(111.5)
Revaluation of financial instruments	(4.1)	—	—	(17.7)	—	(21.8)
Profit before taxation	566.2	649.3	0.3	695.6	(1,201.7)	709.7
Taxation	—	3.1	—	(111.7)	—	(108.6)
Profit for the period	566.2	652.4	0.3	583.9	(1,201.7)	601.1

Attributable to:
Equity holders of the parent	566.2	652.4	0.3	549.0	(1,201.7)	566.2
Non-controlling interests	—	—	—	34.9	—	34.9
	566.2	652.4	0.3	583.9	(1,201.7)	601.1

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, and WPP Jubilee Limited as subsidiary guarantors (continued)

Condensed consolidating income statement information (continued)

For the year ended 31 December 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	12,235.2	—	12,235.2
Direct costs	—	—	—	(1,710.9)	—	(1,710.9)
Net sales	—	—	—	10,524.3	—	10,524.3
Operating costs	10.6	(83.0)	(0.1)	(8,819.8)	—	(8,892.3)
Operating profit/(loss)	10.6	(83.0)	(0.1)	1,704.5	—	1,632.0
Share of results of subsidiaries	1,298.5	1,507.3	—	—	(2,805.8)	—
Share of results of associates	—	—	—	47.0	—	47.0
Profit/(loss) before interest and taxation	1,309.1	1,424.3	(0.1)	1,751.5	(2,805.8)	1,679.0
Finance income	1.2	32.0	88.4	166.0	(215.2)	72.4
Finance costs	(146.1)	(161.6)	(87.4)	(44.2)	215.2	(224.1)
Revaluation of financial instruments	(4.0)	—	—	(30.7)	—	(34.7)
Profit before taxation	1,160.2	1,294.7	0.9	1,842.6	(2,805.8)	1,492.6
Taxation	—	3.8	—	(251.3)	—	(247.5)
Profit for the year	1,160.2	1,298.5	0.9	1,591.3	(2,805.8)	1,245.1

Attributable to:
Equity holders of the parent	1,160.2	1,298.5	0.9	1,506.4	(2,805.8)	1,160.2
Non-controlling interests	—	—	—	84.9	—	84.9
	1,160.2	1,298.5	0.9	1,591.3	(2,805.8)	1,245.1

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, and WPP Jubilee Limited as subsidiary guarantors (continued)

Condensed consolidating statement of comprehensive income

For the six months ended 30 June 2016, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit for the period	245.8	293.3	0.2	989.8	(1,247.1)	282.0
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	955.3	955.3	(2.0)	992.9	(1,910.6)	990.9
Loss on revaluation of available for sale investments	(1.4)	(1.4)	—	(1.4)	2.8	(1.4)
	953.9	953.9	(2.0)	991.5	(1,907.8)	989.5
Items that will not be reclassified subsequently to profit or loss:
Actuarial gain/(loss) on defined benefit pension plans	—	—	—	—	—	—
Deferred tax on defined benefit pension plans	—	—	—	—	—	—
	—	—	—	—	—	—
Other comprehensive income/(loss) relating to the period	953.9	953.9	(2.0)	991.5	(1,907.8)	989.5
Total comprehensive income/(loss) relating to the period	1,199.7	1,247.2	(1.8)	1,981.3	(3,154.9)	1,271.5

Attributable to:
Equity holders of the parent	1,199.7	1,247.2	(1.8)	1,909.5	(3,154.9)	1,199.7
Non-controlling interests	—	—	—	71.8	—	71.8
	1,199.7	1,247.2	(1.8)	1,981.3	(3,154.9)	1,271.5

For the six months ended 30 June 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit for the period	566.2	652.4	0.3	583.9	(1,201.7)	601.1
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	(307.1)	(307.1)	0.1	(316.1)	614.2	(316.0)
Loss on revaluation of available for sale investments	(2.1)	(2.1)	—	(2.1)	4.2	(2.1)
	(309.2)	(309.2)	0.1	(318.2)	618.4	(318.1)
Items that will not be reclassified subsequently to profit or loss:
Actuarial gain/(loss) on defined benefit pension plans	—	—	—	—	—	—
Deferred tax on defined benefit pension plans	—	—	—	—	—	—
	—	—	—	—	—	—
Other comprehensive (loss)/income relating to the period	(309.2)	(309.2)	0.1	(318.2)	618.4	(318.1)
Total comprehensive income relating to the period	257.0	343.2	0.4	265.7	(583.3)	283.0

Attributable to:
Equity holders of the parent	257.0	343.2	0.4	239.7	(583.3)	257.0
Non-controlling interests	—	—	—	26.0	—	26.0
	257.0	343.2	0.4	265.7	(583.3)	283.0

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, and WPP Jubilee Limited as subsidiary guarantors (continued)

Condensed consolidating statement of comprehensive income (continued)

For the year ended 31 December 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit for the year	1,160.2	1,298.5	0.9	1,591.3	(2,805.8)	1,245.1
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	(272.9)	(272.9)	(0.9)	(275.0)	545.8	(275.9)
Gain on revaluation of available for sale investments	206.0	206.0	—	206.0	(412.0)	206.0
	(66.9)	(66.9)	(0.9)	(69.0)	133.8	(69.9)
Items that will not be reclassified subsequently to profit or loss:
Actuarial gain on defined benefit pension plans	33.5	33.5	—	33.5	(67.0)	33.5
Deferred tax on defined benefit pension plans	(5.2)	(5.2)	—	(5.2)	10.4	(5.2)
	28.3	28.3	—	28.3	(56.6)	28.3
Other comprehensive loss for the year	(38.6)	(38.6)	(0.9)	(40.7)	77.2	(41.6)
Total comprehensive income for the year	1,121.6	1,259.9	—	1,550.6	(2,728.6)	1,203.5

Attributable to:
Equity holders of the parent	1,121.6	1,259.9	—	1,468.7	(2,728.6)	1,121.6
Non-controlling interests	—	—	—	81.9	—	81.9
	1,121.6	1,259.9	—	1,550.6	(2,728.6)	1,203.5

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, and WPP Jubilee Limited as subsidiary guarantors (continued)

Condensed consolidating cash flow statement information

For the six months ended 30 June 2016, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Net cash inflow/(outflow) from operating activities	311.7	1,270.0	9.1	(1,524.6)	—	66.2
Investing activities
Acquisitions and disposals	—	—	—	(182.8)	—	(182.8)
Purchase of property, plant and equipment	—	(0.4)	—	(126.3)	—	(126.7)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	(15.9)	—	(15.9)
Proceeds on disposal of property, plant and equipment	—	—	—	9.7	—	9.7
Net cash outflow from investing activities	—	(0.4)	—	(315.3)	—	(315.7)
Financing activities
Share option proceeds	5.3	—	—	—	—	5.3
Cash consideration for non-controlling interests	—	—	—	(43.4)	—	(43.4)
Share repurchases and buybacks	(148.5)	—	—	(48.3)	—	(196.8)
Net (decrease)/increase in borrowings	(392.1)	—	—	329.2	—	(62.9)
Financing and share issue costs	—	—	—	(0.5)	—	(0.5)
Equity dividends paid	—	—	—	—	—	—
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	(35.0)	—	(35.0)
Net cash (outflow)/inflow from financing activities	(535.3)	—	—	202.0	—	(333.3)
Net (decrease)/ increase in cash and cash equivalents	(223.6)	1,269.6	9.1	(1,637.9)	—	(582.8)
Translation differences	(2.0)	(102.3)	(7.5)	349.1	—	237.3
Cash and cash equivalents at beginning of period	(926.5)	(2,468.9)	(67.5)	5,409.5	—	1,946.6
Cash and cash equivalents at end of period	(1,152.1)	(1,301.6)	(65.9)	4,120.7	—	1,601.1

For the six months ended 30 June 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Net cash (outflow)/inflow from operating activities	903.2	(1,636.9)	27.2	525.8	—	(180.7)
Investing activities
Acquisitions and disposals	—	—	—	(459.3)	—	(459.3)
Purchase of property, plant and equipment	—	(0.6)	—	(72.5)	—	(73.1)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	(17.0)	—	(17.0)
Proceeds on disposal of property, plant and equipment	—	—	—	11.2	—	11.2
Net cash outflow from investing activities	—	(0.6)	—	(537.6)	—	(538.2)
Financing activities
Share option proceeds	5.4	—	—	—	—	5.4
Cash consideration for non-controlling interests	—	—	—	(7.9)	—	(7.9)
Share repurchases and buybacks	(345.7)	—	—	(59.7)	—	(405.4)
Net increase/(decrease) in borrowings	(13.7)	—	—	154.8	—	141.1
Financing and share issue costs	—	—	—	(9.0)	—	(9.0)
Equity dividends paid	—	—	—	—	—	—
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	(25.7)	—	(25.7)
Net cash (outflow)/inflow from financing activities	(354.0)	—	—	52.5	—	(301.5)
Net (decrease)/increase in cash and cash equivalents	549.2	(1,637.5)	27.2	40.7	—	(1,020.4)
Translation differences	3.9	37.0	0.7	(81.5)	—	(39.9)
Cash and cash equivalents at beginning of period	(982.6)	(1,794.0)	(58.6)	5,082.8	—	2,247.6
Cash and cash equivalents at end of period	(429.5)	(3,394.5)	(30.7)	5,042.0	—	1,187.3

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, and WPP Jubilee Limited as subsidiary guarantors (continued)

Condensed consolidating cash flow statement information (continued)

For the year ended 31 December 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Net cash inflow/(outflow) from operating activities	983.6	(658.3)	(5.6)	1,040.2	—	1,359.9
Investing activities
Acquisitions and disposals	—	(16.9)	—	(652.6)	—	(669.5)
Purchase of property, plant and equipment	—	(2.0)	—	(208.3)	—	(210.3)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	(36.1)	—	(36.1)
Proceeds on disposal of property, plant and equipment	—	—	—	13.4	—	13.4
Net cash outflow from investing activities	—	(18.9)	—	(883.6)	—	(902.5)
Financing activities
Share option proceeds	27.6	—	—	—	—	27.6
Cash consideration for non-controlling interests	—	—	—	(23.6)	—	(23.6)
Share repurchases and buybacks	(406.0)	—	—	(181.6)	—	(587.6)
Net increase/(decrease) in borrowings	(13.7)	—	—	505.7	—	492.0
Financing and share issue costs	—	—	—	(11.4)	—	(11.4)
Equity dividends paid	(545.8)	—	—	—	—	(545.8)
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	(55.2)	—	(55.2)
Net cash (outflow)/inflow from financing activities	(937.9)	—	—	233.9	—	(704.0)
Net (decrease)/increase in cash and cash equivalents	45.7	(677.2)	(5.6)	390.5	—	(246.6)
Translation differences	10.4	2.3	(3.3)	(63.8)	—	(54.4)
Cash and cash equivalents at beginning of year	(982.6)	(1,794.0)	(58.6)	5,082.8	—	2,247.6
Cash and cash equivalents at end of year	(926.5)	(2,468.9)	(67.5)	5,409.5	—	1,946.6

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, and WPP Jubilee Limited as subsidiary guarantors (continued)

Condensed consolidating balance sheet information

At 30 June 2016, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	12,293.5	—	12,293.5
Other	—	—	—	2,036.7	—	2,036.7
Property, plant and equipment	—	7.6	—	918.3	—	925.9
Investment in subsidiaries	11,907.1	22,362.1	—	—	(34,269.2)	—
Interests in associates and joint ventures	—	—	—	690.8	—	690.8
Other investments	—	—	—	1,303.7	—	1,303.7
Deferred tax assets	—	—	—	94.0	—	94.0
Trade and other receivables	—	—	—	254.9	—	254.9
Intercompany receivables	—	233.3	2,118.4	6,764.6	(9,116.3)	—
	11,907.1	22,603.0	2,118.4	24,356.5	(43,385.5)	17,599.5
Current assets
Inventory and work in progress	—	—	—	408.8	—	408.8
Corporate income tax recoverable	—	—	—	224.2	—	224.2
Trade and other receivables	0.2	347.8	0.1	11,403.0	—	11,751.1
Intercompany receivables	1,746.2	1,584.0	70.6	2,826.5	(6,227.3)	—
Cash and short-term deposits	7.5	356.0	—	4,580.6	(2,796.7)	2,147.4
	1,753.9	2,287.8	70.7	19,443.1	(9,024.0)	14,531.5
Current liabilities
Trade and other payables	(116.2)	(86.7)	(20.0)	(13,645.3)	—	(13,868.2)
Intercompany payables	(2,784.9)	(3,264.4)	—	(178.0)	6,227.3	—
Corporate income tax payable	—	—	—	(584.0)	—	(584.0)
Bank overdrafts and loans	(1,567.6)	(1,657.6)	(65.9)	(562.8)	2,796.7	(1,057.2)
	(4,468.7)	(5,008.7)	(85.9)	(14,970.1)	9,024.0	(15,509.4)
Net current (liabilities)/assets	(2,714.8)	(2,720.9)	(15.2)	4,473.0	—	(977.9)
Total assets less current liabilities	9,192.3	19,882.1	2,103.2	28,829.5	(43,385.5)	16,621.6

Non-current liabilities
Bonds and bank loans	—	—	(2,122.4)	(3,216.7)	—	(5,339.1)
Trade and other payables	—	—	—	(1,122.0)	—	(1,122.0)
Intercompany payables	(672.6)	(7,975.0)	—	(468.7)	9,116.3	—
Deferred tax liabilities	—	—	—	(713.0)	—	(713.0)
Provisions for post-employment benefits	—	—	—	(260.4)	—	(260.4)
Provisions for liabilities and charges	—	—	—	(208.9)	—	(208.9)
	(672.6)	(7,975.0)	(2,122.4)	(5,989.7)	9,116.3	(7,643.4)
Net assets/(liabilities)	8,519.7	11,907.1	(19.2)	22,839.8	(34,269.2)	8,978.2

Attributable to:
Equity share owners’ funds	8,519.7	11,907.1	(19.2)	22,381.3	(34,269.2)	8,519.7
Non-controlling interests	—	—	—	458.5	—	458.5
Total equity	8,519.7	11,907.1	(19.2)	22,839.8	(34,269.2)	8,978.2

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, and WPP Jubilee Limited as subsidiary guarantors (continued)

Condensed consolidating balance sheet information (continued)

At 30 June 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	10,057.3	—	10,057.3
Other	—	—	—	1,714.2	—	1,714.2
Property, plant and equipment	—	12.8	—	718.3	—	731.1
Investment in subsidiaries	9,910.4	19,232.6	—	—	(29,143.0)	—
Interests in associates and joint ventures	—	—	—	694.3	—	694.3
Other investments	—	—	—	920.9	—	920.9
Deferred tax assets[1]	—	—	—	107.6	—	107.6
Trade and other receivables	17.8	—	—	124.1	—	141.9
Intercompany receivables	—	1,558.9	1,787.4	5,367.2	(8,713.5)	—
	9,928.2	20,804.3	1,787.4	19,703.9	(37,856.5)	14,367.3
Current assets
Inventory and work in progress	—	—	—	321.7	—	321.7
Corporate income tax recoverable	—	—	—	168.1	—	168.1
Trade and other receivables	0.5	256.8	0.1	9,727.6	—	9,985.0
Intercompany receivables	1,655.5	350.4	31.0	885.8	(2,922.7)	—
Cash and short-term deposits	0.2	283.8	—	5,207.7	(4,138.7)	1,353.0
	1,656.2	891.0	31.1	16,310.9	(7,061.4)	11,827.8
Current liabilities
Trade and other payables	(13.6)	(36.2)	(16.9)	(11,293.1)	—	(11,359.8)
Intercompany payables	(703.8)	(1,877.8)	—	(341.1)	2,922.7	—
Corporate income tax payable[2]	—	—	—	(571.9)	—	(571.9)
Bank overdrafts and loans	(782.7)	(3,678.3)	(30.7)	(165.7)	4,138.7	(518.7)
	(1,500.1)	(5,592.3)	(47.6)	(12,371.8)	7,061.4	(12,450.4)
Net current (liabilities)/assets	156.1	(4,701.3)	(16.5)	3,939.1	—	(622.6)
Total assets less current liabilities	10,084.3	16,103.0	1,770.9	23,643.0	(37,856.5)	13,744.7

Non-current liabilities
Bonds and bank loans	(415.8)	—	(1,788.0)	(2,013.2)	—	(4,217.0)
Trade and other payables	—	—	—	(707.5)	—	(707.5)
Intercompany payables	(2,201.0)	(6,192.6)	—	(319.9)	8,713.5	—
Deferred tax liabilities[1]	—	—	—	(556.1)	—	(556.1)
Provisions for post-employment benefits	—	—	—	(283.3)	—	(283.3)
Provisions for liabilities and charges	—	—	—	(173.2)	—	(173.2)
	(2,616.8)	(6,192.6)	(1,788.0)	(4,053.2)	8,713.5	(5,937.1)
Net assets/(liabilities)	7,467.5	9,910.4	(17.1)	19,589.8	(29,143.0)	7,807.6

Attributable to:
Equity share owners’ funds	7,467.5	9,910.4	(17.1)	19,249.7	(29,143.0)	7,467.5
Non-controlling interests	—	—	—	340.1	—	340.1
Total equity	7,467.5	9,910.4	(17.1)	19,589.8	(29,143.0)	7,807.6

Notes

[1]	The Group has restated the balance sheet as at 30 June 2015 to reduce both the deferred tax assets and the deferred tax liabilities by £140.7 million. This is consistent with the current period presentation.
[2]	The Group has restated the balance sheet as at 30 June 2015 to reclassify £533.6 million of corporate income tax payable from non-current liabilities to current liabilities. This is consistent with the current period presentation.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, and WPP Jubilee Limited as subsidiary guarantors (continued)

Condensed consolidating balance sheet information (continued)

At 31 December 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	10,670.6	—	10,670.6
Other	—	—	—	1,715.4	—	1,715.4
Property, plant and equipment	—	8.3	—	789.4	—	797.7
Investment in subsidiaries	10,716.4	20,437.3	—	—	(31,153.7)	—
Interests in associates and joint ventures	—	—	—	758.6	—	758.6
Other investments	—	—	—	1,158.7	—	1,158.7
Deferred tax assets	—	—	—	94.1	—	94.1
Trade and other receivables	19.1	—	—	159.6	—	178.7
Intercompany receivables	—	276.3	1,907.7	4,856.1	(7,040.1)	—
	10,735.5	20,721.9	1,907.7	20,202.5	(38,193.8)	15,373.8
Current assets
Inventory and work in progress	—	—	—	329.0	—	329.0
Corporate income tax recoverable	—	—	—	168.6	—	168.6
Trade and other receivables	0.7	292.6	0.1	10,202.0	—	10,495.4
Intercompany receivables	1,685.4	1,605.9	70.1	2,655.2	(6,016.6)	—
Cash and short-term deposits	83.8	951.0	—	5,845.3	(4,497.7)	2,382.4
	1,769.9	2,849.5	70.2	19,200.1	(10,514.3)	13,375.4
Current liabilities
Trade and other payables	(41.7)	(105.1)	(18.0)	(12,520.2)	—	(12,685.0)
Intercompany payables	(2,436.5)	(3,378.7)	—	(201.4)	6,016.6	—
Corporate income tax payable	—	—	—	(598.5)	—	(598.5)
Bank overdrafts and loans	(1,377.5)	(3,419.9)	(67.5)	(564.8)	4,497.7	(932.0)
	(3,855.7)	(6,903.7)	(85.5)	(13,884.9)	10,514.3	(14,215.5)
Net current (liabilities)/assets	(2,085.8)	(4,054.2)	(15.3)	5,315.2	—	(840.1)
Total assets less current liabilities	8,649.7	16,667.7	1,892.4	25,517.7	(38,193.8)	14,533.7

Non-current liabilities
Bonds and bank loans	(411.8)	—	(1,909.8)	(2,339.6)	—	(4,661.2)
Trade and other payables	—	—	—	(891.5)	—	(891.5)
Intercompany payables	(600.5)	(5,951.3)	—	(488.3)	7,040.1	—
Deferred tax liabilities	—	—	—	(552.3)	—	(552.3)
Provisions for post-employment benefits	—	—	—	(229.3)	—	(229.3)
Provisions for liabilities and charges	—	—	—	(183.6)	—	(183.6)
	(1,012.3)	(5,951.3)	(1,909.8)	(4,684.6)	7,040.1	(6,517.9)
Net assets/(liabilities)	7,637.4	10,716.4	(17.4)	20,833.1	(31,153.7)	8,015.8

Attributable to:
Equity share owners’ funds	7,637.4	10,716.4	(17.4)	20,454.7	(31,153.7)	7,637.4
Non-controlling interests	—	—	—	378.4	—	378.4
Total equity	7,637.4	10,716.4	(17.4)	20,833.1	(31,153.7)	8,015.8

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors

WPP Finance 2010 has in issue $750 million of 3.750% bonds due September 2024 and $500 million of 5.625% bonds due November 2043, with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors.

The issuer and guarantors of the bonds (issuer and subsidiary guarantors are 100% owned by WPP plc) are each subject to the reporting requirements under section 15(d) of the Securities Exchange Act of 1934. In accordance with SEC Regulation S-X Rule 3-10, condensed consolidating financial information containing financial information for WPP Finance 2010 and the guarantors is presented beginning on page 32. Condensed consolidating financial information is prepared in accordance with IFRS as issued by the IASB, except to the extent that, in the parent company, subsidiary issuer and subsidiary guarantors columns investments in subsidiaries are accounted for under the equity method of accounting. Under the equity method, earnings of subsidiaries are reflected as “share of results of subsidiaries” in the income statement and as “investment in subsidiaries” in the balance sheet, as required by the SEC.

In the event that WPP Finance 2010 fails to pay the holders of the securities, thereby requiring WPP plc, WPP Jubilee Limited and WPP 2005 Limited to make payment pursuant to the terms of their full and unconditional, and joint and several guarantee of those securities, there is no impediment to WPP plc, WPP Jubilee Limited and WPP 2005 Limited in obtaining reimbursement for any such payments from WPP Finance 2010.

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors (continued)

Condensed consolidating income statement information

For the six months ended 30 June 2016, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	6,536.5	—	6,536.5
Direct costs	—	—	—	(942.7)	—	(942.7)
Net sales	—	—	—	5,593.8	—	5,593.8
Operating costs	7.6	(566.7)	(0.1)	(4,481.0)	—	(5,040.2)
Operating profit/(loss)	7.6	(566.7)	(0.1)	1,112.8	—	553.6
Share of results of subsidiaries	293.3	953.8	—	—	(1,247.1)	—
Share of results of associates	—	—	—	15.9	—	15.9
Profit/(loss) before interest and taxation	300.9	387.1	(0.1)	1,128.7	(1,247.1)	569.5
Finance income	—	15.6	47.1	111.9	(131.5)	43.1
Finance costs	(53.0)	(109.4)	(46.8)	(44.4)	131.5	(122.1)
Revaluation of financial instruments	(2.1)	—	—	(63.3)	—	(65.4)
Profit before taxation	245.8	293.3	0.2	1,132.9	(1,247.1)	425.1
Taxation	—	—	—	(143.1)	—	(143.1)
Profit for the period	245.8	293.3	0.2	989.8	(1,247.1)	282.0

Attributable to:
Equity holders of the parent	245.8	293.3	0.2	953.6	(1,247.1)	245.8
Non-controlling interests	—	—	—	36.2	—	36.2
	245.8	293.3	0.2	989.8	(1,247.1)	282.0

For the six months ended 30 June 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	5,839.4	—	5,839.4
Direct costs	—	—	—	(798.7)	—	(798.7)
Net sales	—	—	—	5,040.7	—	5,040.7
Operating costs	10.8	151.9	(0.1)	(4,414.4)	—	(4,251.8)
Operating profit/(loss)	10.8	151.9	(0.1)	626.3	—	788.9
Share of results of subsidiaries	652.4	549.3	—	—	(1,201.7)	—
Share of results of associates	—	—	—	16.0	—	16.0
Profit/(loss) before interest and taxation	663.2	701.2	(0.1)	642.3	(1,201.7)	804.9
Finance income	1.1	10.7	44.2	75.6	(93.5)	38.1
Finance costs	(94.0)	(62.6)	(43.8)	(4.6)	93.5	(111.5)
Revaluation of financial instruments	(4.1)	—	—	(17.7)	—	(21.8)
Profit before taxation	566.2	649.3	0.3	695.6	(1,201.7)	709.7
Taxation	—	3.1	—	(111.7)	—	(108.6)
Profit for the period	566.2	652.4	0.3	583.9	(1,201.7)	601.1

Attributable to:
Equity holders of the parent	566.2	652.4	0.3	549.0	(1,201.7)	566.2
Non-controlling interests	—	—	—	34.9	—	34.9
	566.2	652.4	0.3	583.9	(1,201.7)	601.1

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors (continued)

Condensed consolidating income statement information (continued)

For the year ended 31 December 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	12,235.2	—	12,235.2
Direct costs	—	—	—	(1,710.9)	—	(1,710.9)
Net sales	—	—	—	10,524.3	—	10,524.3
Operating costs	10.6	(83.0)	(0.1)	(8,819.8)	—	(8,892.3)
Operating profit/(loss)	10.6	(83.0)	(0.1)	1,704.5	—	1,632.0
Share of results of subsidiaries	1,298.5	1,507.3	—	—	(2,805.8)	—
Share of results of associates	—	—	—	47.0	—	47.0
Profit/(loss) before interest and taxation	1,309.1	1,424.3	(0.1)	1,751.5	(2,805.8)	1,679.0
Finance income	1.2	32.0	88.4	166.0	(215.2)	72.4
Finance costs	(146.1)	(161.6)	(87.4)	(44.2)	215.2	(224.1)
Revaluation of financial instruments	(4.0)	—	—	(30.7)	—	(34.7)
Profit before taxation	1,160.2	1,294.7	0.9	1,842.6	(2,805.8)	1,492.6
Taxation	—	3.8	—	(251.3)	—	(247.5)
Profit for the year	1,160.2	1,298.5	0.9	1,591.3	(2,805.8)	1,245.1

Attributable to:
Equity holders of the parent	1,160.2	1,298.5	0.9	1,506.4	(2,805.8)	1,160.2
Non-controlling interests	—	—	—	84.9	—	84.9
	1,160.2	1,298.5	0.9	1,591.3	(2,805.8)	1,245.1

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors (continued)

Condensed consolidating statement of comprehensive income

For the six months ended 30 June 2016, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit for the period	245.8	293.3	0.2	989.8	(1,247.1)	282.0
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	955.3	955.3	(2.0)	992.9	(1,910.6)	990.9
Loss on revaluation of available for sale investments	(1.4)	(1.4)	—	(1.4)	2.8	(1.4)
	953.9	953.9	(2.0)	991.5	(1,907.8)	989.5
Items that will not be reclassified subsequently to profit or loss:
Actuarial gain/(loss) on defined benefit pension plans	—	—	—	—	—	—
Deferred tax on defined benefit pension plans	—	—	—	—	—	—
	—	—	—	—	—	—
Other comprehensive income/(loss) relating to the period	953.9	953.9	(2.0)	991.5	(1,907.8)	989.5
Total comprehensive income/(loss) relating to the period	1,199.7	1,247.2	(1.8)	1,981.3	(3,154.9)	1,271.5

Attributable to:
Equity holders of the parent	1,199.7	1,247.2	(1.8)	1,909.5	(3,154.9)	1,199.7
Non-controlling interests	—	—	—	71.8	—	71.8
	1,199.7	1,247.2	(1.8)	1,981.3	(3,154.9)	1,271.5

For the six months ended 30 June 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit for the period	566.2	652.4	0.3	583.9	(1,201.7)	601.1
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	(307.1)	(307.1)	0.1	(316.1)	614.2	(316.0)
Loss on revaluation of available for sale investments	(2.1)	(2.1)	—	(2.1)	4.2	(2.1)
	(309.2)	(309.2)	0.1	(318.2)	618.4	(318.1)
Items that will not be reclassified subsequently to profit or loss:
Actuarial gain/(loss) on defined benefit pension plans	—	—	—	—	—	—
Deferred tax on defined benefit pension plans	—	—	—	—	—	—
	—	—	—	—	—	—
Other comprehensive (loss)/income relating to the period	(309.2)	(309.2)	0.1	(318.2)	618.4	(318.1)
Total comprehensive income relating to the period	257.0	343.2	0.4	265.7	(583.3)	283.0

Attributable to:
Equity holders of the parent	257.0	343.2	0.4	239.7	(583.3)	257.0
Non-controlling interests	—	—	—	26.0	—	26.0
	257.0	343.2	0.4	265.7	(583.3)	283.0

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors (continued)

Condensed consolidating statement of comprehensive income (continued)

For the year ended 31 December 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit for the year	1,160.2	1,298.5	0.9	1,591.3	(2,805.8)	1,245.1
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	(272.9)	(272.9)	(0.9)	(275.0)	545.8	(275.9)
Gain on revaluation of available for sale investments	206.0	206.0	—	206.0	(412.0)	206.0
	(66.9)	(66.9)	(0.9)	(69.0)	133.8	(69.9)
Items that will not be reclassified subsequently to profit or loss:
Actuarial gain on defined benefit pension plans	33.5	33.5	—	33.5	(67.0)	33.5
Deferred tax on defined benefit pension plans	(5.2)	(5.2)	—	(5.2)	10.4	(5.2)
	28.3	28.3	—	28.3	(56.6)	28.3
Other comprehensive loss for the year	(38.6)	(38.6)	(0.9)	(40.7)	77.2	(41.6)
Total comprehensive income for the year	1,121.6	1,259.9	—	1,550.6	(2,728.6)	1,203.5

Attributable to:
Equity holders of the parent	1,121.6	1,259.9	—	1,468.7	(2,728.6)	1,121.6
Non-controlling interests	—	—	—	81.9	—	81.9
	1,121.6	1,259.9	—	1,550.6	(2,728.6)	1,203.5

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors (continued)

Condensed consolidating cash flow statement information

For the six months ended 30 June 2016, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Net cash inflow/(outflow) from operating activities	311.7	1,270.0	9.1	(1,524.6)	—	66.2
Investing activities
Acquisitions and disposals	—	—	—	(182.8)	—	(182.8)
Purchase of property, plant and equipment	—	(0.4)	—	(126.3)	—	(126.7)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	(15.9)	—	(15.9)
Proceeds on disposal of property, plant and equipment	—	—	—	9.7	—	9.7
Net cash outflow from investing activities	—	(0.4)	—	(315.3)	—	(315.7)
Financing activities
Share option proceeds	5.3	—	—	—	—	5.3
Cash consideration for non-controlling interests	—	—	—	(43.4)	—	(43.4)
Share repurchases and buybacks	(148.5)	—	—	(48.3)	—	(196.8)
Net (decrease)/increase in borrowings	(392.1)	—	—	329.2	—	(62.9)
Financing and share issue costs	—	—	—	(0.5)	—	(0.5)
Equity dividends paid	—	—	—	—	—	—
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	(35.0)	—	(35.0)
Net cash (outflow)/inflow from financing activities	(535.3)	—	—	202.0	—	(333.3)
Net (decrease)/increase in cash and cash equivalents	(223.6)	1,269.6	9.1	(1,637.9)	—	(582.8)
Translation differences	(2.0)	(102.3)	(7.5)	349.1	—	237.3
Cash and cash equivalents at beginning of period	(926.5)	(2,472.7)	(67.5)	5,413.3	—	1,946.6
Cash and cash equivalents at end of period	(1,152.1)	(1,305.4)	(65.9)	4,124.5	—	1,601.1

For the six months ended 30 June 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Net cash (outflow)/inflow from operating activities	903.2	(1,636.9)	27.2	525.8	—	(180.7)
Investing activities
Acquisitions and disposals	—	—	—	(459.3)	—	(459.3)
Purchase of property, plant and equipment	—	(0.6)	—	(72.5)	—	(73.1)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	(17.0)	—	(17.0)
Proceeds on disposal of property, plant and equipment	—	—	—	11.2	—	11.2
Net cash outflow from investing activities	—	(0.6)	—	(537.6)	—	(538.2)
Financing activities
Share option proceeds	5.4	—	—	—	—	5.4
Cash consideration for non-controlling interests	—	—	—	(7.9)	—	(7.9)
Share repurchases and buybacks	(345.7)	—	—	(59.7)	—	(405.4)
Net increase/(decrease) in borrowings	(13.7)	—	—	154.8	—	141.1
Financing and share issue costs	—	—	—	(9.0)	—	(9.0)
Equity dividends paid	—	—	—	—	—	—
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	(25.7)	—	(25.7)
Net cash (outflow)/inflow from financing activities	(354.0)	—	—	52.5	—	(301.5)
Net (decrease)/increase in cash and cash equivalents	549.2	(1,637.5)	27.2	40.7	—	(1,020.4)
Translation differences	3.9	37.0	0.7	(81.5)	—	(39.9)
Cash and cash equivalents at beginning of period	(982.6)	(1,797.7)	(58.6)	5,086.5	—	2,247.6
Cash and cash equivalents at end of period	(429.5)	(3,398.2)	(30.7)	5,045.7	—	1,187.3

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors (continued)

Condensed consolidating cash flow statement information (continued)

For the year ended 31 December 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Net cash inflow/(outflow) from operating activities	983.6	(658.3)	(5.6)	1,040.2	—	1,359.9
Investing activities
Acquisitions and disposals	—	(16.9)	—	(652.6)	—	(669.5)
Purchases of property, plant and equipment	—	(2.0)	—	(208.3)	—	(210.3)
Purchases of other intangible assets (including capitalised computer software)	—	—	—	(36.1)	—	(36.1)
Proceeds on disposal of property, plant and equipment	—	—	—	13.4	—	13.4
Net cash outflow from investing activities	—	(18.9)	—	(883.6)	—	(902.5)
Financing activities
Share option proceeds	27.6	—	—	—	—	27.6
Cash consideration for non-controlling interests	—	—	—	(23.6)	—	(23.6)
Share repurchases and buy-backs	(406.0)	—	—	(181.6)	—	(587.6)
Net increase/(decrease) in borrowings	(13.7)	—	—	505.7	—	492.0
Financing and share issue costs	—	—	—	(11.4)	—	(11.4)
Equity dividends paid	(545.8)	—	—	—	—	(545.8)
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	(55.2)	—	(55.2)
Net cash (outflow)/inflow from financing activities	(937.9)	—	—	233.9	—	(704.0)
Net (decrease)/increase in cash and cash equivalents	45.7	(677.2)	(5.6)	390.5	—	(246.6)
Translation differences	10.4	2.2	(3.3)	(63.7)	—	(54.4)
Cash and cash equivalents at beginning of year	(982.6)	(1,797.7)	(58.6)	5,086.5	—	2,247.6
Cash and cash equivalents at end of year	(926.5)	(2,472.7)	(67.5)	5,413.3	—	1,946.6

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors (continued)

Condensed consolidating balance sheet information

At 30 June 2016, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	12,293.5	—	12,293.5
Other	—	—	—	2,036.7	—	2,036.7
Property, plant and equipment	—	7.6	—	918.3	—	925.9
Investment in subsidiaries	11,907.1	22,193.5	—	—	(34,100.6)	—
Interests in associates and joint ventures	—	—	—	690.8	—	690.8
Other investments	—	—	—	1,303.7	—	1,303.7
Deferred tax assets	—	—	—	94.0	—	94.0
Trade and other receivables	—	—	—	254.9	—	254.9
Intercompany receivables	—	233.3	2,118.4	6,764.6	(9,116.3)	—
	11,907.1	22,434.4	2,118.4	24,356.5	(43,216.9)	17,599.5
Current assets
Inventory and work in progress	—	—	—	408.8	—	408.8
Corporate income tax recoverable	—	—	—	224.2	—	224.2
Trade and other receivables	0.2	347.8	0.1	11,403.0	—	11,751.1
Intercompany receivables	1,746.2	1,584.0	70.6	2,826.5	(6,227.3)	—
Cash and short-term deposits	7.5	352.2	—	4,584.4	(2,796.7)	2,147.4
	1,753.9	2,284.0	70.7	19,446.9	(9,024.0)	14,531.5
Current liabilities
Trade and other payables	(116.2)	(86.7)	(20.0)	(13,645.3)	—	(13,868.2)
Intercompany payables	(2,784.9)	(3,092.0)	—	(350.4)	6,227.3	—
Corporate income tax payable	—	—	—	(584.0)	—	(584.0)
Bank overdrafts and loans	(1,567.6)	(1,657.6)	(65.9)	(562.8)	2,796.7	(1,057.2)
	(4,468.7)	(4,836.3)	(85.9)	(15,142.5)	9,024.0	(15,509.4)
Net current (liabilities)/assets	(2,714.8)	(2,552.3)	(15.2)	4,304.4	—	(977.9)
Total assets less current liabilities	9,192.3	19,882.1	2,103.2	28,660.9	(43,216.9)	16,621.6

Non-current liabilities
Bonds and bank loans	—	—	(2,122.4)	(3,216.7)	—	(5,339.1)
Trade and other payables	—	—	—	(1,122.0)	—	(1,122.0)
Intercompany payables	(672.6)	(7,975.0)	—	(468.7)	9,116.3	—
Deferred tax liabilities	—	—	—	(713.0)	—	(713.0)
Provisions for post-employment benefits	—	—	—	(260.4)	—	(260.4)
Provisions for liabilities and charges	—	—	—	(208.9)	—	(208.9)
	(672.6)	(7,975.0)	(2,122.4)	(5,989.7)	9,116.3	(7,643.4)
Net assets/(liabilities)	8,519.7	11,907.1	(19.2)	22,671.2	(34,100.6)	8,978.2

Attributable to:
Equity share owners’ funds	8,519.7	11,907.1	(19.2)	22,212.7	(34,100.6)	8,519.7
Non-controlling interests	—	—	—	458.5	—	458.5
Total equity	8,519.7	11,907.1	(19.2)	22,671.2	(34,100.6)	8,978.2

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors (continued)

Condensed consolidating balance sheet information (continued)

At 30 June 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	10,057.3	—	10,057.3
Other	—	—	—	1,714.2	—	1,714.2
Property, plant and equipment	—	12.8	—	718.3	—	731.1
Investment in subsidiaries	9,910.4	19,063.9	—	—	(28,974.3)	—
Interests in associates and joint ventures	—	—	—	694.3	—	694.3
Other investments	—	—	—	920.9	—	920.9
Deferred tax assets[1]	—	—	—	107.6	—	107.6
Trade and other receivables	17.8	—	—	124.1	—	141.9
Intercompany receivables	—	1,558.9	1,787.4	5,367.2	(8,713.5)	—
	9,928.2	20,635.6	1,787.4	19,703.9	(37,687.8)	14,367.3
Current assets
Inventory and work in progress	—	—	—	321.7	—	321.7
Corporate income tax recoverable	—	—	—	168.1	—	168.1
Trade and other receivables	0.5	256.8	0.1	9,727.6	—	9,985.0
Intercompany receivables	1,655.5	350.4	31.0	885.8	(2,922.7)	—
Cash and short-term deposits	0.2	280.1	—	5,211.4	(4,138.7)	1,353.0
	1,656.2	887.3	31.1	16,314.6	(7,061.4)	11,827.8
Current liabilities
Trade and other payables	(13.6)	(36.2)	(16.9)	(11,293.1)	—	(11,359.8)
Intercompany payables	(703.8)	(1,705.4)	—	(513.5)	2,922.7	—
Corporate income tax payable[2]	—	—	—	(571.9)	—	(571.9)
Bank overdrafts and loans	(782.7)	(3,678.3)	(30.7)	(165.7)	4,138.7	(518.7)
	(1,500.1)	(5,419.9)	(47.6)	(12,544.2)	7,061.4	(12,450.4)
Net current (liabilities)/assets	156.1	(4,532.6)	(16.5)	3,770.4	—	(622.6)
Total assets less current liabilities	10,084.3	16,103.0	1,770.9	23,474.3	(37,687.8)	13,744.7

Non-current liabilities
Bonds and bank loans	(415.8)	—	(1,788.0)	(2,013.2)	—	(4,217.0)
Trade and other payables	—	—	—	(707.5)	—	(707.5)
Intercompany payables	(2,201.0)	(6,192.6)	—	(319.9)	8,713.5	—
Deferred tax liabilities[1]	—	—	—	(556.1)	—	(556.1)
Provisions for post-employment benefits	—	—	—	(283.3)	—	(283.3)
Provisions for liabilities and charges	—	—	—	(173.2)	—	(173.2)
	(2,616.8)	(6,192.6)	(1,788.0)	(4,053.2)	8,713.5	(5,937.1)
Net assets/(liabilities)	7,467.5	9,910.4	(17.1)	19,421.1	(28,974.3)	7,807.6

Attributable to:
Equity share owners’ funds	7,467.5	9,910.4	(17.1)	19,081.0	(28,974.3)	7,467.5
Non-controlling interests	—	—	—	340.1	—	340.1
Total equity	7,467.5	9,910.4	(17.1)	19,421.1	(28,974.3)	7,807.6

Notes

[1]	The Group has restated the balance sheet as at 30 June 2015 to reduce both the deferred tax assets and the deferred tax liabilities by £140.7 million. This is consistent with the current period presentation.
[2]	The Group has restated the balance sheet as at 30 June 2015 to reclassify £533.6 million of corporate income tax payable from non-current liabilities to current liabilities. This is consistent with the current period presentation.

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors (continued)

Condensed consolidating balance sheet information (continued)

At 31 December 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	10,670.6	—	10,670.6
Other	—	—	—	1,715.4	—	1,715.4
Property, plant and equipment	—	8.3	—	789.4	—	797.7
Investment in subsidiaries	10,716.4	20,268.7	—	—	(30,985.1)	—
Interests in associates and joint ventures	—	—	—	758.6	—	758.6
Other investments	—	—	—	1,158.7	—	1,158.7
Deferred tax assets	—	—	—	94.1	—	94.1
Trade and other receivables	19.1	—	—	159.6	—	178.7
Intercompany receivables	—	276.3	1,907.7	4,856.1	(7,040.1)	—
	10,735.5	20,553.3	1,907.7	20,202.5	(38,025.2)	15,373.8
Current assets
Inventory and work in progress	—	—	—	329.0	—	329.0
Corporate income tax recoverable	—	—	—	168.6	—	168.6
Trade and other receivables	0.7	292.6	0.1	10,202.0	—	10,495.4
Intercompany receivables	1,685.4	1,605.9	70.1	2,655.2	(6,016.6)	—
Cash and short-term deposits	83.8	947.2	—	5,849.1	(4,497.7)	2,382.4
	1,769.9	2,845.7	70.2	19,203.9	(10,514.3)	13,375.4
Current liabilities
Trade and other payables	(41.7)	(105.1)	(18.0)	(12,520.2)	—	(12,685.0)
Intercompany payables	(2,436.5)	(3,206.3)	—	(373.8)	6,016.6	—
Corporate income tax payable	—	—	—	(598.5)	—	(598.5)
Bank overdrafts and loans	(1,377.5)	(3,419.9)	(67.5)	(564.8)	4,497.7	(932.0)
	(3,855.7)	(6,731.3)	(85.5)	(14,057.3)	10,514.3	(14,215.5)
Net current (liabilities)/assets	(2,085.8)	(3,885.6)	(15.3)	5,146.6	—	(840.1)
Total assets less current liabilities	8,649.7	16,667.7	1,892.4	25,349.1	(38,025.2)	14,533.7

Non-current liabilities
Bonds and bank loans	(411.8)	—	(1,909.8)	(2,339.6)	—	(4,661.2)
Trade and other payables	—	—	—	(891.5)	—	(891.5)
Intercompany payables	(600.5)	(5,951.3)	—	(488.3)	7,040.1	—
Deferred tax liabilities	—	—	—	(552.3)	—	(552.3)
Provisions for post-employment benefits	—	—	—	(229.3)	—	(229.3)
Provisions for liabilities and charges	—	—	—	(183.6)	—	(183.6)
	(1,012.3)	(5,951.3)	(1,909.8)	(4,684.6)	7,040.1	(6,517.9)
Net assets/(liabilities)	7,637.4	10,716.4	(17.4)	20,664.5	(30,985.1)	8,015.8

Attributable to:
Equity share owners’ funds	7,637.4	10,716.4	(17.4)	20,286.1	(30,985.1)	7,637.4
Non-controlling interests	—	—	—	378.4	—	378.4
Total equity	7,637.4	10,716.4	(17.4)	20,664.5	(30,985.1)	8,015.8